Exhibit 10.5

Execution Version

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”), dated as of May 2, 2012, is by and among EUREKA HUNTER PIPELINE, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders party hereto from time to time (the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain First Lien Credit Agreement, dated as of August 16, 2011 (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as described herein; and

WHEREAS, Borrower has advised the Administrative Agent that the Borrower anticipates the occurrence of certain Events of Default and has requested that the Administrative Agent agree to waive such Events of Default as described herein; and

WHEREAS, on the terms and subject to the conditions contained herein, the Administrative Agent and the Required Lenders are willing (i) to waive certain anticipated Events of Default and (ii) to make certain amendments to the Credit Agreement, in each case, in accordance with Section 10.2 of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.

(a)                           Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.  The principles of interpretation set forth in Section 1.4 of the Credit Agreement shall apply to the provisions of this Amendment.

(b)                           Each reference to “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, each reference to “this Agreement” or “the Credit Agreement” and each other similar reference contained in the Agreement or any other Loan Document shall on and after the First Amendment Effective Date refer to the Credit Agreement as amended by this Amendment.  Any notices, requests, certificates and other instruments executed and delivered on or after the First Amendment Effective Date may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Credit Agreement as amended by this Amendment unless the context otherwise requires.

2.                                      Waiver.  Effective as of the date hereof, the Administrative Agent and the Required Lenders party hereto hereby agree to waive any Events of Default occurring as a result of the Borrower’s failure to comply with (i) the minimum Interest Coverage Ratio required by

Section 6.1(b) of the Credit Agreement for the Fiscal Quarter ended March 31, 2012 and (ii) the maximum Total Leverage Ratio required by Section 6.1(c) of the Credit Agreement for the Fiscal Quarter ended March 31, 2012.

3.                                      Amendments to Credit Agreement.

In reliance on the representations and warranties set forth in Section 4 below and subject to the satisfaction of the conditions set forth in Section 5 below, the parties hereby agree to the following amendments.

(a)                           Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in proper alphabetical sequence:

“TransTex” means TransTex Gas Services, LLC, a Delaware limited liability company.

(b)                           Section 1.1 is further amended by adding the following sentence at the end of the definition of “Consolidated EBITDA”:

“Notwithstanding anything to the contrary herein or in any other Loan Document, in the event that TransTex shall be and become a Subsidiary of the Borrower pursuant to documentation reasonably acceptable to the Administrative Agent and the Lenders, for purposes of determining compliance with the financial covenants set forth in Section 3.2(m) and 3.2(n) for the fiscal quarter ending June 30, 2012, TransTex shall be deemed to have become a Subsidiary on and as of April 1, 2012; provided, that for purposes of determining Consolidated EBITDA pursuant to Section 3.2(i), the Conversion Date and the Facility Availability Amount, Consolidated EBITDA shall not include any Consolidated EBITDA from TransTex.”

(c)                            Section 3.2 of the Credit Agreement is hereby amended by adding new subsections (l), (m), (n) and (o) to the end of such Section and making the appropriate punctuation and grammatical changes thereto as follows:

“(l)                               evidence that, at the time of the Initial Advance, the Borrower has a Consolidated Total Debt to Capitalization Ratio of equal to or less than sixty percent (60%).

(m)                             evidence that the Borrower’s Interest Coverage Ratio for the Fiscal Quarter ending immediately prior to the date of the Initial Advance is not less than the corresponding amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Interest Coverage Ratio
March 31, 2012	1.00:1.00
June 30, 2012	1.00:1.00
September 30, 2012	1.00:1.00

Fiscal Quarter	Interest Coverage Ratio
December 31, 2012	1.00:1.00
March 31, 2013	1.25:1.00
June 30, 2013	1.50:1.00
September 30, 2013	1.75:1.00
December 31, 2013	2.25:1.00
March 31, 2014	2.25:1.00
June 30, 2014	2.50:1.00
September 30, 2014	2.50:1.00
December 31, 2014 and each Fiscal Quarter thereafter	2.75:1.00

Notwithstanding the foregoing, upon the occurrence of the Conversion Date, the Interest Coverage Ratio test above shall be increased for the Fiscal Quarter in which the Conversion Date occurs and each Fiscal Quarter thereafter to the greater of (i) the amount set forth in this part (b) above for each such Fiscal Quarter, (ii) the Interest Coverage Ratio for each such Fiscal Quarter as set forth in Section 6.1(b) of the Second Lien Credit Agreement (as in effect on the Closing Date) plus 0.25 and (iii) 2.50:1.00.

(n)                                 evidence that the Borrower’s Total Leverage Ratio for the Fiscal Quarter ending immediately prior to the date of the Initial Advance is not greater than the corresponding amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Total Leverage Ratio
March 31, 2012	7.00:1.00

Fiscal Quarter	Total Leverage Ratio
June 30, 2012	7.00:1.00
September 30, 2012	6.50:1.00
December 31, 2012	6.50:1.00
March 31, 2013	6.00:1.00
June 30, 2013	6.00:1.00
September 30, 2013	5.00:1.00
December 31, 2013	4.50:1.00
March 31, 2014	4.50:1.00
June 30, 2014	4.50:1.00
September 30, 2014	4.50:1.00
December 31, 2014 and each Fiscal Quarter thereafter	4.25:1.00

Notwithstanding the foregoing, upon the occurrence of the Conversion Date, the Total Leverage Ratio test above shall be decreased for the Fiscal Quarter in which the Conversion Date occurs and each Fiscal Quarter thereafter to the lesser of (i) the amount set forth in this part (c) above for each such Fiscal Quarter, (ii) the Total Leverage Ratio for each such Fiscal Quarter as set forth in Section 6.1(c) of the Second Lien Credit Agreement (as in effect on the Closing Date) minus 0.25, and (iii) 4.50:1.00.

Notwithstanding the foregoing (including the immediately prior sentence), from and after the date the Borrower makes any prepayments or payments of the Second Lien Indebtedness under Section 2.11(d) or Section 7.5(c)(ii), the Total Leverage Ratio test above shall be reduced to 4.00:1.00 for the Fiscal Quarter in which such payment is made and for each Fiscal Quarter thereafter.

(o)                                 Prior to the Conversion Date, the Borrower and its Subsidiaries will not make any Capital Expenditures, other than (i) Capital Expenditures with respect to the build-out of the Pipeline System as described on Schedule 6.1(e), (ii) other projects approved by the Administrative Agent in an aggregate amount not to exceed $10,000,000 at all times after the Closing Date and (iii) other Capital Expenditures made solely with the proceeds of an issuance of Equity Interests of the Borrower that are not required to prepay the Indebtedness under this Agreement in accordance with Section 2.11(b) of this Agreement.”

(d)                           Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.1.                    Reserved.”

(e)                            Section 6.3 of the Credit Agreement is hereby amended as follows:

“Section 6.3                             Specified Equity Contribution.  Notwithstanding the foregoing Sections 3.2(m) and (n) and Section 6.2, the parties hereto acknowledge and agree that, solely for purposes of all calculations made in determining compliance with Sections 3.2(m) and (n) and Section 6.2, any cash equity contribution (which equity shall be common equity or other equity having terms reasonably satisfactory to the Administrative Agent and the Lenders) made to the Borrower by Magnum after the end of a Fiscal Quarter and on or prior to the day that is ten (10) Business Days after delivery by the Borrower to the Administrative Agent of a written irrevocable notice of its intent to satisfy the conditions under Section 3.2 or to cure an Event of Default under Section 6.2 (which written notice shall be delivered on or prior to the date that is five (5) days after the day on which financial statements are required to be delivered with respect to such Fiscal Quarter) will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the financial covenants contained herein at the end of such Fiscal Quarter and each applicable subsequent period (any such equity contribution, a “Specified Equity Contribution”); provided that (i) after the earlier of (x) the First Lien Funding Date and (y) December 31, 2012, in each four (4) Fiscal Quarter period, there shall be at least two (2) Fiscal Quarters in respect of which no Specified Equity Contribution is made, (ii) after the earlier of (x) the First Lien Funding Date and (y) December 31, 2012, there shall be no more than four (4) Specified Equity Contributions in the aggregate made after such date, (iii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Loan Parties to be in compliance with the financial covenants set forth above and (iv) a Specified Equity Contribution shall only be included in the computation of the financial covenant for purposes of determining compliance by the Loan Parties with Sections 3.2(m) and (n) and Section 6.2 and not for any other purpose under this Agreement (including, without limitation, any determination of the Applicable Margin, the Applicable Percentage, the Facility Availability Amount and availability under any baskets with respect to any covenants set forth herein).  Upon the making of a Specified Equity Contribution, the financial covenants in Sections 3.2(m) and (n) and Section 6.2 shall be recalculated giving effect to the increase in Consolidated EBITDA (but not including any prepayments of Indebtedness made with the proceeds of such Specified

Equity Contribution); provided that neither the Administrative Agent nor the Lenders shall exercise any rights or remedies (other than instituting Default Interest) with respect to any Event of Default that exists pursuant to Section 6.2 during the ten (10) Business Day period following notice by the Borrower that it intends to make such Specified Equity Contribution and affect such recalculation.  If, after giving effect to such recalculation, the Loan Parties are in compliance with the financial covenants, the Loan Parties shall be deemed to have satisfied the requirements of the financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date.”

4.                                      Representations and Warranties.  The Borrower represents and warrants as of the First Amendment Effective Date to the Administrative Agent and each Required Lender that:

(a)                           The Borrower (i) has the power and authority, and the legal right, to make, deliver and perform this Amendment and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment;

(b)                           No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

(c)                            This Amendment (i) has been duly executed and delivered on behalf of the Borrower and (ii) constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)                           The execution, delivery and performance of this Amendment, the borrowings under the Credit Agreement in connection herewith, and the use of the proceeds thereof will not result in a violation of any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents);

(e)                             After giving effect to the amendments set forth herein, the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and accurate in all material respects as of the date hereof (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties shall be true and correct in all respects, and those representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) with the same force and effect as if such had been made on and as of the date hereof; and

(f)                             no Default or Event of Default has occurred and is continuing.

5.                                      Conditions Precedent.  The effectiveness of this Amendment is subject to (a) the Administrative Agent and the Required Lenders having executed and delivered this Amendment, (b) the Administrative Agent and the Required Lenders having received this Amendment duly executed and delivered by a Responsible Officer of the Borrower and (c) the Second Lien Indebtedness Documents have been amended in a manner reasonably satisfactory to the Administrative Agent (the date of satisfaction of the foregoing, the “First Amendment Effective Date”).

6.                                      Loan Documents.

(a)  This Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.  This Amendment is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

7.                                      Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.                                      Integration.  This Amendment and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Required Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Required Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.                                      GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.                               Survival.  The representations and warranties contained in Section 3 of this Amendment shall survive the execution and delivery of this Amendment and the First Amendment Effective Date.

11.                               Ratification; No Other Amendments; No Waiver. Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.  Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of the Administrative Agent, any Lender or any other Indemnitee under the Agreement or any of the other Loan Documents, nor shall the entering into of this Amendment preclude any such Person from refusing to enter into any further amendments with respect to the Agreement or any of the other Loan Documents.  Other than as to otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

12.                               Headings.  The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

13.                               Amendments.  This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 10.2 of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EUREKA HUNTER PIPELINE, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President

SUNTRUST BANK,
as Administrative Agent and as a Lender

By:	/s/ Gregory C. Magnuson
	Name:	Gregory C. Magnuson
	Title:	Vice President